SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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ECHELON CORPORATION

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ECHELON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 23, 2017

10:00 A.M. PACIFIC TIME

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Echelon Corporation, a Delaware corporation (“Echelon” or the “Company”), will be held on May 23, 2017, at 10:00 a.m. Pacific Time, at our principal executive offices, located at 2901 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes, as more fully described in the proxy statement accompanying this notice.

1. To elect one Class A director for a term of three years and until his respective successor is duly elected and qualified;

2. To ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3. To approve, on an advisory basis, the compensation of our named executive officers;

4. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Our Board of Directors has fixed the close of business on March 31, 2017 as the record date for the Annual Meeting. Only stockholders of record on March 31, 2017 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April 12, 2017, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the Internet address listed on the Notice.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Sincerely,

Alicia J. Moore
SVP, Chief Legal and Administration Officer

Santa Clara, California

April 12, 2017

2017 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

-i-

-ii-

ECHELON CORPORATION

PROXY STATEMENT

FOR

2017 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Echelon Corporation (“Echelon” or the “Company”) is soliciting proxies for the 2017 Annual Meeting of Stockholders (and any postponements, adjournments or other delays thereof) to be held at 2901 Patrick Henry Drive, Santa Clara, California 95054 on Tuesday, May 23, 2017, at 10:00 a.m., Pacific Time. The address of our principal executive office is 2901 Patrick Henry Drive, Santa Clara, California 95054 and our telephone number at this address is 408-938-5200. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read this Proxy Statement carefully.

Beginning on April 12, 2017, copies of this Proxy Statement were first sent or made available to persons who were stockholders at the close of business on March 31, 2017, the record date for the Annual Meeting.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on a website referred to in the Notice, or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice. You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Electronic Access to Proxy Materials

The Notice will provide you with instructions on how to:

•	View our proxy materials for our Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and will reduce the environmental impact of our Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Costs of Solicitation

Echelon will pay the costs and expenses of soliciting proxies from stockholders.

Certain of our directors, officers, employees and representatives may solicit proxies on our behalf, in person or by written communication, telephone, email, facsimile or other means of communication. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $9,000 in the aggregate. Arrangements may be made with brokerage houses, custodians, and other nominees for forwarding proxy materials to beneficial owners of shares of our common stock held of record by such nominees and for reimbursement of reasonable expenses they incur.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 31, 2017, are entitled to attend and vote at the Annual Meeting. On the record date, 4,437,461 shares of our common stock were outstanding.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to certain questions you may have about the Annual Meeting or this Proxy Statement.

Q:	Why am I receiving these proxy materials?

A: Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting, which will take place on May 23, 2017. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What is the Notice of Internet Availability?

A: In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice for requesting such materials.

On or about April 12, 2017, we mailed the Notice to all stockholders entitled to vote at the Annual Meeting. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of our proxy materials on the website referred to in the Notice. These proxy materials will be available free of charge.

Q:	What proposals will be voted on at the Annual Meeting?

A: There are four proposals scheduled to be voted on at the Annual Meeting:

•	To elect one Class A director for a term of three years and until his respective successor is duly elected and qualified;

•	To ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	To approve, on an advisory basis, the compensation of our named executive officers; and

•	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.

Q:	What is Echelon’s voting recommendation?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class A nominee to our Board of Directors for a term of three years, “FOR” ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the approval, on an advisory basis, of holding future stockholder advisory votes on the compensation of our named executive officers every THREE years.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A: Other than the four proposals described in this Proxy Statement, Echelon does not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy, the persons named as proxy holders, Alicia J. Moore, our SVP, Chief Legal and Administration Officer, and C. Michael Marszewski, our Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason Echelon’s Class A nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board of Directors.

Q:	Who can vote at the Annual Meeting?

A: Our Board of Directors has set March 31, 2017 as the record date for the Annual Meeting. All stockholders who owned Echelon common stock at the close of business on March 31, 2017 may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. On March 31, 2017, there were 4,437,461 shares of our common stock outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record as well as those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If, at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and these proxy materials have has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners

If, at the close of business on the record date, your shares were not held in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, you are considered the beneficial owner of shares held in “street name,” and these proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Q:	Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

A: Stockholder of record — If you were a stockholder of record at the close of business on the record date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial owners — If you were a beneficial owner at the close of business on the record date, you may not vote your shares by ballot at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the record date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the record date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

Q:	How do I vote and what are the voting deadlines?

A: Stockholder of record — If you are a stockholder of record, you can vote in one of the following ways:

•	Internet — Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the proxy card or voting instruction card.

•	Telephone — You may submit your proxy by following the “Vote by Phone” instructions on the proxy card or voting instruction card.

•	Mail — You may vote by signing and dating the proxy card in accordance with the “Vote by Mail” instructions on the proxy card or voting instruction card.

•	In person — If you plan to attend the Annual Meeting in person, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial owners — If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares by ballot at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee.

Q:	How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your voting instructions at any time before your shares are voted at the Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our SVP, Chief Legal and Administration Officer, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting by ballot (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our SVP, Chief Legal and Administration Officer prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our SVP, Chief Legal and Administration Officer or should be sent so as to be delivered to our principal executive offices, Attention: SVP, Chief Legal and Administration Officer.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) by attending the Annual Meeting and voting by ballot if you have obtained a “legal proxy” giving you the right to vote the shares from the broker, bank or other nominee who holds your shares.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid later Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May 22, 2017.

Q:	What if I do not specify how my shares are to be voted?

A: Stockholder of record — If you are a stockholder of record and you submit a signed and dated proxy card but you do not provide voting instructions, your shares will be voted:

•	FOR the election of one Class A director for a term of three years and until his respective successor is duly elected and qualified;

•	FOR the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR, on an advisory basis, the compensation of our named executive officers;

•	On an advisory basis, in favor of “every three years” for the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

•	In the discretion of the named proxy holders regarding any other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Beneficial owners — If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal One (election of the Class A director), Proposal Three (advisory vote to approve named executive officer compensation), and Proposal Four (frequency of future advisory votes to approve named executive officer compensation) are non-routine matters, while Proposal Two (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal One, Proposal Three, or Proposal Four, which would result in a “broker non-vote,” but your broker, bank or other nominee may, in its discretion, vote your shares with respect to Proposal Two. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

Q:	What is a quorum?

A: A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

Q:	What are the effects of abstentions and broker non-votes?

A: An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote (i.e., Proposal Two and Proposal Three). Abstentions will have no impact on the outcome of Proposal One or Proposal Four.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

Q:	How many votes are needed for approval of each proposal?

A: The votes required for each proposal are as follows:

•	Proposal One — Directors are elected by a plurality vote, and therefore the individual receiving the highest number of “FOR” votes will be elected. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. You may vote either “FOR” or “WITHHOLD” on the Class A nominee for election as director.

•	Proposal Two — The ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN. If you ABSTAIN from voting on Proposal Two, the abstention will have the same effect as a vote AGAINST the proposal.

•	Proposal Three — The approval of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN. If you ABSTAIN from voting on Proposal Three, the abstention will have the same effect as a vote AGAINST the proposal.

•	Proposal Four — The option of “3 YEARS,” “2 YEARS” or “1 YEAR” that receives the highest number of votes cast by stockholders in person or by proxy at the Annual Meeting and entitled to vote thereon will be the frequency of future stockholder advisory votes on the compensation of our named executive officers. You may vote for a vote every 3 YEARS, 2 YEARS or 1 YEAR, or you may ABSTAIN.

Q:	Who are the proxies and what do they do?

A: The two persons named as proxies on the proxy card, Alicia J. Moore, our SVP, Chief Legal and Administration Officer, and C. Michael Marszewski, our Vice President and Chief Financial Officer, were designated by our Board of Directors. All properly executed proxies will be voted and, where a choice has been specified by the stockholder of record as provided in the proxy card, it will be voted in accordance with the instructions indicated on the proxy card. If you are a stockholder of record and submit a signed and dated proxy card but do not indicate your voting instructions, your shares will be voted as recommended by our Board of Directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Q:	Who counts the votes?

A: Voting results are tabulated and certified by Broadridge Financial Solutions, Inc.

Q:	Where can I find the voting results of the Annual Meeting?

A: The preliminary voting results will be announced at the Annual Meeting. The final results will be reported in a current report on Form 8-K filed within four business days after the date of the Annual Meeting.

Q:	What should I do if I receive more than one set of proxy materials?

A: You may receive more than one set of proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please sign, date and return each proxy card and voting instruction card that you receive

Q:	How may I obtain a separate set of proxy materials?

A: The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of materials per household, even if more than one stockholder resides in that household. If your proxy statement is being householded and you would like to receive separate copies, you may contact our Investor Relations department (i) by mail at 2901 Patrick Henry Drive, Santa Clara, California 95054, (ii) by calling us at 408-938-5252, or (iii) by sending an email to mlarsen@echelon.com. Alternatively, stockholders who share an address and receive multiple copies of our proxy materials may request to receive a single copy by following the instructions above.

Q:	Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Echelon or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by our Board of Directors.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting of Stockholders.

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of our stockholders that are intended to be presented by such stockholders at the 2018 Annual Meeting of Stockholders and that such stockholders desire to have included in our proxy materials relating to such meeting must be received by us at our offices at 2901 Patrick Henry Drive, Santa Clara, California 95054, Attn: SVP, Chief Legal and Administration Officer, no later than December 13, 2017, which is 120 calendar days prior to the anniversary of the date on which this Proxy Statement was distributed to our stockholders. Such proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Requirements for stockholder proposals to be brought before the 2018 Annual Meeting of Stockholders.

Our Amended and Restated Bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in our proxy materials. In general, written notice must be received by the SVP, Chief Legal and Administration Officer of the Company not less than twenty (20) days nor more than sixty (60) days prior to an annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the 2018 Annual Meeting of Stockholders, such a proposal must be received by our SVP, Chief Legal and Administration Officer no earlier than sixty (60) days nor later than twenty (20) days prior to the 2018 annual meeting of stockholders. If less than thirty (30) days’ notice or prior public disclosure of the date of the 2018 annual meeting is given or made to stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2018 Annual Meeting of Stockholders was mailed or such public disclosure was made. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The chairperson of the 2018 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

CORPORATE GOVERNANCE AND OTHER MATTERS

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors first adopted written Corporate Governance Guidelines in November 2002, and reviews them no less than annually. The Corporate Governance Guidelines outline, among other matters, the role and functions of our Board of Directors and the composition and responsibilities of various committees of our Board of Directors. The Corporate Governance Guidelines are available, along with other important corporate governance materials, at the Corporate Governance section of our website at www.echelon.com.

The Corporate Governance Guidelines provide, among other things, that:

•	A majority of our directors must meet the independence criteria established by NASDAQ.

•	If the Chairman of the Board is not an independent director, then a Lead Independent Director must be appointed by the outside directors to assume the responsibility of chairing the regularly scheduled meetings of outside directors.

•	Our Board of Directors shall have a policy of holding separate meeting times for outside directors.

•	All of the members of the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee must meet the criteria for independence established by NASDAQ, except that our Board of Directors may make exceptions to this policy with respect to the Nominating and Corporate Governance Committee that are consistent with regulatory requirements.

•	Our Board of Directors shall have responsibility over such matters as overseeing our Chief Executive Officer and other senior management in the competent and ethical operation of our Company, gathering and analyzing information obtained from management, retaining counsel and expert advisors, and overseeing and monitoring the effectiveness of governance practices.

In April, 2008, our Board of Directors appointed Robert J. Finocchio, Jr. as Lead Independent Director. Pursuant to the Corporate Governance Guidelines, the Lead Independent Director is selected by our non-employee directors and assumes the responsibilities of chairing meetings of non-employee directors; serving as the liaison between our Chief Executive Officer, Chairman of the Board, and our independent directors; approving the Board of Directors meeting agendas and schedules; reviewing the information flow to our Board of Directors; and performing such further responsibilities as the non-employee directors as a whole designate from time to time.

As the operation of our Board of Directors is a dynamic process, our Board of Directors regularly reviews dynamic legal and regulatory requirements, evolving best practices and other developments. Accordingly, our Board of Directors may modify the Corporate Governance Guidelines from time to time, as it deems appropriate.

In October, 2011, our Board of Directors appointed Ronald A. Sege, our Chief Executive Officer and President, to serve also as Chairman of the Board. Our Board of Directors sets its regular meeting dates and times annually in advance, no less than once a quarter. Among other items, as Chairman of the Board, Mr. Sege prepares the proposed agendas for the regularly scheduled and additional Board meetings. The agendas for the regularly scheduled meetings, and, where practical, the additional meetings, if any, are previewed, modified upon request, and approved by the Lead Independent Director. As Chief Executive Officer and President, Mr. Sege is aware of matters that are necessary and advisable to be brought to the Board’s attention that arise from time to time in the course of the Company’s operations, and, as Chairman of the Board, the Board believes that Mr. Sege is in best position to schedule any additional meetings and propose agenda items for the Board’s consideration. All regularly scheduled meetings and many specially scheduled meetings preserve time for the independent members of Board of Directors to meet in private session; presided over by the Lead Independent Director. In addition, the Lead Independent Director has the authority to schedule additional meetings at any time, on his own behest or upon request of any Board member. The Board believes that having Mr. Sege serve in both capacities, as Chairman of the Board and Chief Executive Officer and President, is in the best interests of Echelon and its stockholders because it enhances communication between the Board and management and allows Mr. Sege to more effectively execute the Company’s strategic initiatives and business plans and to confront its challenges. Our Board of Directors annually reviews the roles, responsibilities and appointments of the Board members and Board Committees. In December 2016, our Board of Directors reaffirmed Mr. Finocchio’s appointment as our Lead Independent Director

Board Leadership Structure and Role in Risk Management

Our Company’s management is responsible for the day-to-day assessment and management of the risks we face as a Company. Our Board of Directors administers its risk oversight function directly and through the Board Committees. Management regularly reports to our Board of Directors and/or the relevant Committee regarding identified or potential risks. The general areas of material risk to our Company include strategic, operational, financial, regulatory, and legal risks. Our Board of Directors regularly reviews our Company’s strategies and attendant risks, and provides advice and guidance on strategies to manage these risks while attaining long- and short-terms goals.

Operational risks, including supply risks that might cause, and reputational risks that might result from, operational issues, and financial risks, including internal controls and credit risk associated with our customers, as well as overall economic risks, are within the purview of our Audit Committee. The Audit Committee’s review is accompanied by regular reports from management and assessments from our Company’s internal and external auditors. In assessing legal or regulatory risks, our Board of Directors and the Audit Committee are advised by management, legal counsel, and experts, as appropriate.

Our Compensation Committee is responsible for overseeing the management of risks associated with executive and employee compensation plans and retention, with the goal to ensure that our Company’s compensation programs remain consistent with our stockholders’ interests, that such programs do not encourage excessive risk-taking and that such programs are designed to retain valued executives and employees.

Consideration of Stockholder Recommendations and Nominations of Board Members

The Nominating and Corporate Governance Committee will consider both recommendations and nominations from stockholders for candidates to our Board of Directors. A stockholder who desires to recommend a candidate for election to our Board of Directors shall direct the recommendation in writing to the Company Corporate Secretary, Echelon Corporation, 2901 Patrick Henry Drive, Santa Clara, California 95054, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and our Company within the last three years, and evidence of the nominating person’s ownership of our stock and amount of stock holdings. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals pursuant to Rule 14a-8.

If, instead, a stockholder desires to nominate a person directly for election to our Board of Directors, the stockholder must follow the rules set forth by the SEC (see “Deadline for Receipt of Stockholder Proposals”) and meet the deadlines and other requirements set forth in our Bylaws, including providing: (1) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of our Company which are beneficially owned by such person, (d) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (e) such person’s written consent to being named as a nominee and to serving as a director if elected; and (2) as to the stockholder making the nomination: (a) the name and address, as they appear on the books of our transfer agent and registrar, of such stockholder, (b) the class and number of shares of our Company which are beneficially owned by such stockholder, and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.

Identifying and Evaluating Nominees for our Board of Directors

The Nominating and Corporate Governance Committee’s goal is to assemble a board that brings to our company a diversity of experience in areas that are relevant to our business and that complies with the Nasdaq Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, when considering nominees for election as directors, the Nominating and Corporate Governance Committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise, expected contributions and other factors, as may be established from time to time by the Nominating and Corporate Governance Committee, as well as the needs of the Board for various skills, background and experience.

Under its current Charter, the Nominating and Corporate Governance Committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board of Directors select, as director nominees:

•	The Committee shall review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board of Directors or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate, or other actions that the Committee deems proper.

•	The Committee shall evaluate the performance and qualifications of individual members of our Board of Directors eligible for re-election at the annual meeting of stockholders.

•	The Committee shall consider the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. Although we do not have specific standards for diversity, the Board and the Nominating and Governance Committee do look for nominees with a diverse set of skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. Except as may be required by rules promulgated by NASDAQ or the SEC, it is the current assessment of the Committee that there are no specific minimum qualifications that must be met by each candidate for our Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess.

•	After such review and consideration, the Committee selects, or recommends that our Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•	The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board of Directors.

Standards of Business Conduct

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Echelon. The Code of Business Conduct and Ethics can be viewed at the Corporate Governance section of our website at www.echelon.com. We will post any amendments to, or waivers from, our Code of Business Conduct and Ethics at that location on our website.

Stockholder Communications

Any stockholder may contact any of our directors by writing to them by mail or express mail c/o Echelon Corporation, 2901 Patrick Henry Drive, Santa Clara, California 95054.

Any stockholder communications directed to our Board of Directors will be delivered first to our SVP, Chief Legal and Administration Officer, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log. At least quarterly, or more frequently as our SVP, Chief Legal and Administration Officer deems appropriate, our SVP, Chief Legal and Administration Officer will forward all such original stockholder communications to our Board of Directors for review.

Any stockholder communication marked “confidential” will be logged as “received” but will not be reviewed, opened or otherwise held by our SVP, Chief Legal and Administration Officer. Such confidential correspondence will be immediately forwarded to the addressee(s).

In addition, any stockholder, employee or other person may communicate any complaint or concern regarding any accounting, internal accounting control or audit matter to the attention of the SVP, Chief Legal Administration Officer, or the Chief Executive Officer in writing, by email, by telephone directly, or anonymously in writing or by calling the toll-free hotline at (877) 566-9675. The contact information is also available on Echelon’s corporate website. You may be requested to document your report in writing. If you wish to report your concerns anonymously for any reason, you may submit a report to the Audit Committee of the Board of Directors by sending a letter to Echelon’s corporate headquarters as follows: Echelon Audit Committee, CONFIDENTIAL, 2901 Patrick Henry Drive, Santa Clara, CA 95054. Letters will remain sealed and promptly forwarded to a member of the Audit Committee.

Meetings and Attendance of our Board of Directors and Committees of our Board of Directors

Attendance of Directors at the 2016 Annual Meeting of Stockholders

It is the policy of our Board of Directors strongly to encourage board members to attend the annual meeting of stockholders. All five members of our Board of Directors attended in person the 2016 Annual Meeting of Stockholders on May 17, 2016.

Attendance at Board and Committee Meetings

Each director is expected to attend each meeting of our Board of Directors and those committees on which he or she serves. During our fiscal year ended December 31, 2016, our Board of Directors held ten meetings (including regularly scheduled and special meetings), and each director attended 100% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. During 2016, certain matters were approved by our Board of Directors or a committee of our Board of Directors by unanimous written consent.

Committees of our Board of Directors

Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, respectively, has a written charter that has been approved by our Board of Directors, copies of which can be viewed at the Corporate Governance section of our website at www.echelon.com. In January, 2016, the Compensation Committee revised the Company’s Equity Compensation Award Policy to reflect the reverse stock split effected in December 2015, and, pursuant to our 2016 Equity Incentive Plan, delegated authority to our Chief Executive Officer, Ronald A. Sege, to grant stock options, performance shares, and stock-settled stock appreciation rights (the “SARs”) to employees who are not executive officers of up to a maximum of 2,500 shares per person per year and, generally, up to an aggregate of 25,000 shares per year. The Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee are described as follows:

Compensation Committee

In 2016, the Compensation Committee consisted of, and the current members are, directors Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr., and Betsy Rafael (Chair). The Compensation Committee held seven meetings in 2016. During 2016, certain matters were approved by our Compensation Committee by unanimous written consent. Among other items, the Compensation Committee’s responsibility and authority is to:

•	review and approve the salary and equity compensation, employment agreements, severance agreements, and other benefits for the Chief Executive Officer and executive officers of our Company;

•	approve and evaluate compensation plans, policies and programs, and make recommendations to our Board of Directors; and

•	evaluate the independence of compensation consultants and advisors in accordance with SEC and NASDAQ rules and regulations.

The Compensation Committee oversees the management of risks associated with executive and employee compensation and plans, to ensure that our Company’s compensation programs remain consistent with our stockholders’ interests, and that such programs do not encourage excessive risk-taking. The Compensation Committee also approves and evaluates our Company-wide compensation plans including variable compensation, general metrics for employee base salaries, comparisons to peer companies, and the scope of our annual equity compensation grant to employees.

Audit Committee

In 2016, the Audit Committee consisted of, and the current members are, directors Robert J. Finocchio, Jr. (Chair), Robert R. Maxfield and Betsy Rafael. Our Board of Directors has determined that directors Finocchio, Maxfield and Rafael all qualify as “audit committee financial experts,” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended, and that all members of our Audit Committee are independent within the meaning of Rule 5605(a)(2) of the listing standards of the Marketplace Rules of NASDAQ. The Audit Committee held five meetings in 2016, and participated in periodic teleconference calls to review the Company’s SEC filings. In 2016, they also approved certain matters by unanimous written consent. Among other items, the Audit Committee’s responsibility and authority is to:

•	oversee our accounting and financial reporting processes and the internal and external audits of our financial statements;

•	assist our Board of Directors in the oversight and monitoring of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) our internal accounting and financial controls;

•	report to our Board of Directors the results of its monitoring and recommendations derived therefrom, as well as improvements made, or to be made, in internal accounting controls;

•	appoint our independent registered public accounting firm;

•	provide to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require the attention of our Board of Directors; and

•	prepare the report that the rules of the SEC require to be included in our annual proxy statement.

The responsibilities of the Audit Committee also include the regular review of the adequacy of our system of internal controls; oversight of the work of our independent registered public accounting firm, including a post-audit review of the financial statements and audit findings, in conjunction with legal counsel; oversight of compliance with SEC requirements regarding audit related matters; review of any legal matters that could significantly impact our financial statements; and oversight and review of our information technology and management information systems policies and risk management policies, including our investment policies.

Nominating and Corporate Governance Committee

In 2016, the Nominating and Corporate Governance Committee consisted of, and the current members are, directors Armas Clifford Markkula, Jr. (Chair) and Robert R. Maxfield. The Nominating and Corporate Governance Committee held one meeting in 2016. Among other items, the Nominating and Corporate Governance Committee’s responsibility and authority is to:

•	determine that our Board of Directors is properly constituted to meet its fiduciary obligations to stockholders;

•	assist our Board of Directors by identifying prospective director nominees and to recommend to our Board of Directors the director nominees for the next annual meeting of stockholders; and

•	develop and recommend to our Board of Directors the governance principles applicable to our Company.

The responsibilities of the Nominating and Corporate Governance Committee also include evaluating the composition, organization and governance of our Board of Directors and its committees, including determining future requirements; overseeing the performance evaluation process of our Board of Directors and Board committees; making recommendations to our Board of Directors concerning the appointment of directors to committees, and selecting Board committee chairs and proposing the slate of directors for election.

Director Independence

Our Board of Directors has affirmatively determined that each of its members, other than Ronald A. Sege, are independent directors under the listing standards of the Marketplace Rules of NASDAQ and applicable SEC rules, and that all of its members, other than Mr. Sege, were independent directors under the listing standards of the Marketplace Rules of NASDAQ in the three prior years.

Our Board of Directors has also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent under the NASDAQ listing standards and the rules of the SEC. Additionally, our Board of Directors has determined that all members of the Compensation Committee meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Director Compensation

For the first quarter of the fiscal year ended December 31, 2016, each non-employee director was eligible to receive a cash payment of $10,000 per quarter for service on our Board of Directors. In addition, each non-employee director was eligible to receive a cash payment of $1,000 per Board of Directors meeting attended. Each member serving on our Compensation and/or Nominating and Corporate Governance Committee was eligible to receive a cash payment of $1,000 for each meeting attended; and each member of our Audit Committee was eligible to receive a cash payment of $2,000 per Audit Committee meeting attended, in acknowledgment of the greater time commitment and risks attendant to that Committee. On May 17, 2016, the Board reduced compensation to its non-employee directors to $5,000 per quarter going forward, and eliminated the per meeting fee, commencing the second quarter of the fiscal year ended December 31, 2016. In 2016, our Board of Directors also continued to utilize the ad hoc Strategy Committee established in 2013, to assist the Company in evaluating strategic opportunities that arise from time to time, for which the members received no additional compensation. From time to time, our Board of Directors may establish additional ad hoc committees constituted for a specific purpose or purposes. Payments, if any, to directors for serving on these committees are determined by our Board of Directors on a real-time basis.

Furthermore, our Board of Directors had adopted a program for automatically granting awards of nonqualified stock options to non-employee directors under our 1997 Stock Plan and any successor plan. Our 2016 Equity Incentive Plan, approved by our Board of Directors on August 13, 2016 and by our stockholders on October 4, 2016, replaced our 1997 Stock Plan, and awards to directors following the date our stockholders adopted our 2016 Equity Incentive Plan are made pursuant to the 2016 Equity Incentive Plan. On May 17, 2016, the Board determined that each non-employee director would automatically be granted an option exercisable for 5,000 shares of common stock on the date of each annual meeting of stockholders, provided he or she is re-elected to our Board of Directors or otherwise remains on our Board of Directors on such date; and provided that on such date he or she shall have served on our Board of Directors for at least the preceding six months. All options granted under this program are fully vested at grant. On May 17, 2016, the date of our 2016 annual meeting of stockholders, directors Finocchio, Markkula, Maxfield, and Rafael were each granted a fully vested option to purchase 5,000 shares at a per share exercise price of $4.51, the closing price of our common stock on that date.

Director Summary Compensation Table for Fiscal 2016

The table below summarizes the compensation paid by our Company to non-employee directors for the fiscal year ended December 31, 2016

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)(3)	Total ($)
Robert J. Finocchio, Jr.	33,000	10,116	43,116
Armas Clifford Markkula, Jr.	31,000	10,116	41,116
Robert R. Maxfield	29,000	10,116	39,116
Betsy Rafael	33,000	10,116	43,116

(1)

Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the grant date fair value of the option awards (disregarding an estimate of forfeitures) as determined in accordance with FASB ASC Topic 718, which were recognized for financial statement purposes. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017. These amounts do not correspond to the actual value that will be recognized by the directors upon exercise or sale of such awards.

(2)	On May 17, 2016, the date of the 2016 Annual Meeting of Stockholders, each non-employee director serving in such capacity for at least the prior six months was granted a fully vested option to purchase 5,000 shares at a per share exercise price of $4.51, the closing price of our common stock on that date.
(3)	As of December 31, 2016, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Robert J. Finocchio, Jr.	9,000
Armas Clifford Markkula, Jr.	9,000
Robert R. Maxfield	9,000
Betsy Rafael	9,000

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have five members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Ronald A. Sege is the Class A director whose term will expire at the 2017 Annual Meeting of Stockholders, and he has been nominated by our Board of Directors for reelection at the Annual Meeting of Stockholders to be held May 23, 2017. Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr. and Robert R. Maxfield are the Class B directors whose terms will expire at the 2018 Annual Meeting of Stockholders. Betsy Rafael is the Class C director whose term will expire at the 2019 Annual Meeting of Stockholders. All of the directors, including the Class A nominee, are incumbent directors. There are no family relationships among any of our directors or executive officers, including the nominee mentioned above. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the Class A nominee. In the event that Mr. Sege is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that Mr. Sege will be unable or will decline to serve as a director. Our Board of Directors recommends a vote “FOR” the election of the Class A nominee listed above.

Director Information

Current Directors

The names of the members of our Board of Directors, including the Class A nominee, their ages as of March 31, 2017, and certain information about them, are set forth below.

Name	Age	Principal Occupation
Robert J. Finocchio, Jr. (1) (2)	65	Corporate Director, Private Investor and Part Time Professor
Armas Clifford Markkula, Jr. (2) (3)	75	Vice Chairman of the Board of Directors of Echelon
Robert R. Maxfield (1) (3)	75	Private Investor
Betsy Rafael (1) (2)	55	Corporate Director
Ronald A. Sege (4) (5)	59	Chairman of the Board, Chief Executive Officer and President of Echelon

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Denotes nominee for election at the 2017 Annual Meeting of Stockholders.
(5)	Sole member of the Stock Option Committee.

Director Biographies

The business experience and other specific skills, attributes and qualifications of each member of our Board of Directors are as follows:

Class A Director—Nominees for Election

Ronald A. Sege has been President, Chief Executive Officer and a member of our Board of Directors since August 19, 2010. Our Board of Directors appointed Mr. Sege as Chairman of the Board on October 12, 2011. Mr. Sege served as President and Chief Operating Officer and a member of the board of directors of 3Com Corporation (“3Com”) from April 2008 until the acquisition of 3Com by Hewlett-Packard Company effective April 12, 2010. Prior to re-joining 3Com, Mr. Sege served as President and Chief Executive Officer of Tropos Networks, Inc., a provider of wireless broadband networks, from 2004 to 2008. Prior to Tropos, Mr. Sege was President and Chief Executive Officer of Ellacoya Networks, Inc., a provider of broadband service optimization solutions based on deep packet inspection technology, from 2001 to 2004. Prior to Ellacoya, Mr. Sege was Executive Vice President of Lycos, Inc., an internet search engine, from 1998 to 2001. Prior to Lycos, Mr. Sege spent nine years at 3Com, from 1989 to 1998, serving in a variety of senior management roles including Executive Vice President, Global Systems Business Unit. Mr. Sege joined the Board of Directors of Ubiquiti Networks, Inc. in October 2012. Mr. Sege holds an M.B.A. from Harvard University and a B.A. degree from Pomona College.

Our Nominating and Corporate Governance Committee has reviewed Mr. Sege’s qualifications and background and has determined that based on his extensive executive experience, Mr. Sege is well qualified to serve as a director of our Company in light of our Company’s business activities.

Continuing Directors

Robert J. Finocchio, Jr. has been a director of our Company since 1999. For the past five years, Mr. Finocchio’s principal occupation has been as a professor, trustee, investor, corporate director and Board member. Mr. Finocchio served as Chairman of the Board of Informix Corporation, an information management software Company, from August 1997 to September 2000. Since September 2000, Mr. Finocchio has been a dean’s executive professor at Santa Clara University’s Leavey School of Business. From July 1997 until July 1999, Mr. Finocchio served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Nuance Communications, Inc. and served as a director of Broadcom Corporation from December 2011 to February 2016, as a director of Altera Corp. from 2002 to December 2011, and as a director of Sun Microsystems from 2006 to January 2010. Mr. Finocchio is a member of the Board of Trustees of Santa Clara University. Mr. Finocchio holds a B.S. degree in Economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

Our Nominating and Corporate Governance Committee has reviewed Mr. Finocchio’s qualifications and background and has determined that based on his extensive executive and financial experience,

Mr. Finocchio is well qualified to serve as a director of our Company in light of our Company’s business activities.

Armas Clifford Markkula, Jr. is the founder of our Company and has served as a director since 1988. He has been Vice Chairman of our Board of Directors since 1989. For the past five years, Mr. Markkula’s principal occupation has been an investor, corporate director and Board member. Mr. Markkula was Chairman of the Board of Apple Computer from January 1977 to May 1983 and from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the Company’s research and development laboratory. Mr. Markkula is a former trustee of Santa Clara University and served as Chair of the Board of Trustees from 2003 through 2009. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.

Our Nominating and Corporate Governance Committee has reviewed Mr. Markkula’s qualifications and background and has determined that based on his extensive executive experience, Mr. Markkula is well qualified to serve as a director of our Company in light of our Company’s business activities.

Robert R. Maxfield has been a director of our Company since 1989. For the past five years, Mr. Maxfield’s principal occupation has been an investor, corporate director and Board member. Mr. Maxfield served as President and Chief Executive Officer of our Company from November 2009 until August 18, 2010 and as assistant to the CEO/President from August 19, 2010 to November 4, 2010. He also served as our Company’s Senior Vice President of Products from April 2008 through September 2008 and a consultant to our Company from October 2008 through April 2009. He was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM’s merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a private investor. Mr. Maxfield was a venture partner with Kleiner, Perkins, Caufield & Byers, a venture capital firm, from 1989 to 1992. Mr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Our Nominating and Corporate Governance Committee has reviewed Mr. Maxfield’s qualifications and background and has determined that based on his extensive executive experience, Mr. Maxfield is well qualified to serve as a director of our Company in light of our Company’s business activities.

Betsy Rafael has been a director of our Company since 2005. For the past five years, Ms. Rafael’s principal occupation has been a corporate director and Board member. Ms. Rafael served as Principal Accounting Executive of Apple Inc. from January 2008 to October 19, 2012. Ms. Rafael served as Vice President and Corporate Controller of Apple Inc. from August 2007 until October 19, 2012. From September 2006 to August 2007, Ms. Rafael held the position of Vice President, Corporate Finance for Cisco Systems. From April 2002 to September 2006, she served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice-President and CFO of Escalate Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics, culminating her career at Silicon Graphics as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems and Apple Computer. Ms. Rafael began her career with Arthur Young & Company. Ms. Rafael also serves as a director of Shutterfly, Inc. since June

2016, Autodesk, Inc. since September 2013, and GoDaddy Inc. since May 2014. Ms. Rafael received a B.S.C. degree in Accounting from Santa Clara University.

Our Nominating and Corporate Governance Committee has reviewed Ms. Rafael’s qualifications and background and has determined that based on her extensive executive and financial experience, Ms. Rafael is well qualified to serve as a director of our Company in light of our Company’s business activities.

Vote Required

Directors shall be elected by a plurality vote. The Class A nominee for director receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to be voted at the Annual Meeting shall be elected as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED CLASS A DIRECTOR.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 9, 2016, the audit committee of our Board of Directors approved the dismissal of KPMG LLP and the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2016. The reports of KPMG LLP on the financial statements for our fiscal years ended December 31, 2015 and December 31, 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with KPMG LLP’s audits for the fiscal years ended December 31, 2015 and December 31, 2014 and in the subsequent interim period through August 9, 2016, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference thereto in its report on financial statements for such periods. During the fiscal years ended December 31, 2015 and December 31, 2014 and in the subsequent interim period through August 9, 2016, there were no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).

During the fiscal years ended December 31, 2014 and 2015, and in the subsequent interim period through August 9, 2016, we did not consult Armanino LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” with our former accountants or a “reportable event” as those terms are defined in Item 304 of Regulation S-K.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Stockholder ratification of the appointment of Armanino LLP is not required by our Amended and Restated Bylaws or other applicable legal requirements. However, our Board of Directors is submitting the appointment of Armanino LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by stockholders, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2017 if our Audit Committee believes that such a change would be in our best interests. A representative of

Armanino LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders. A representative of KPMG LLP is not expected to be present at the Annual Meeting.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee pre-approves all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Armanino LLP for our fiscal year ending December 31, 2017 will be pre-approved by our Audit Committee.

Audit and Non-Audit Fees

The following table sets forth fees for services Armanino LLP provided during fiscal year 2016:

2016
Audit Fees (1)	$245,739
Audit-Related Fees (2)	$—
Tax Fees (3)	$—
All Other Fees (4)	$—

Total	$245,739

(1)	Represent fees for professional services provided in connection with the audit of our annual financial statements and our internal control over financial reporting, the review of our quarterly financial statements, and other advice on accounting matters. The audit fees represent the amount billed to our Company as of the date of this Proxy Statement.
(2)	Consist of fees for professional services that are reasonably related to the performance of the audit or review of the company’s financial statements. There were no Audit-Related Fees recorded in 2016.
(3)	Consist of professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning.
(4)	All other fees in 2016 represent fees for due diligence services provided in connection with contemplated business transactions.

The following table sets forth fees for services KPMG LLP provided during fiscal years 2016 and 2015:

	2016	2015
Audit Fees (1)	$413,006	$958,678
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—

Total	$413,006	$958,678

(1)	Represent fees for professional services provided in connection with the audit of our annual financial statements and our internal control over financial reporting, the review of our quarterly financial statements, and other advice on accounting matters.
(2)	Consist of fees for professional services that are reasonably related to the performance of the audit or review of the company’s financial statements. There were no Audit-Related Fees recorded in 2016 or 2015.

(3)	Consist of professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning.
(4)	All other fees in 2016 and 2015 represent fees for due diligence services provided in connection with contemplated business transactions.

Vote Required

Ratification of the appointment of Armanino LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to be voted on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL THREE

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The Say-on-Pay vote is advisory, and therefore is not binding on the Company, our Compensation Committee or our Board of Directors. The Say-on-Pay vote will, however, provide information to the Company regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the section titled “Executive Compensation” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion, and other related disclosure.”

Vote Required

Approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to be voted on the proposal.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.

Our stockholders voted on a similar proposal in 2011, with the majority voting to hold a stockholder advisory vote on the compensation of our named executive officers every three years. The next advisory vote is expected to occur at our 2020 annual meeting of the stockholders. After considering the benefits and consequences of each alternative, our Board of Directors has determined for the following reasons that an advisory vote on the compensation of our named executive officers that occurs every three years is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a three-year interval for the advisory vote on the compensation of our named executive officers.

•	We are committed to the careful and thoughtful design and administration of our executive compensation program, which is designed to promote a long-term connection between pay and performance. As described in “Executive Compensation” below, one of the core principles of our company’s executive compensation program is to ensure that management’s interests are aligned with the interests of our stockholders. Accordingly, our Company grants equity awards with multi-year performance and service periods to encourage our executive officers to focus on the creation of sustainable long-term stockholder value. A triennial vote will allow our stockholders sufficient time to evaluate our executive compensation program in relation to our long-term performance. We believe that our stockholders can best evaluate the effectiveness of our executive compensation program over a three-year cycle, and that a one- or two-year cycle could yield a short-term mindset and detract from the long-term interests and goals of our Company.

•

We carefully review changes to our executive compensation program to ensure that the program appropriately aligns the interests of our executive officers with the long-term interests of our stockholders and to ensure that the program appropriately balances risk and reward. A triennial vote will provide our Board of Directors and Compensation Committee sufficient time to thoughtfully consider and respond to the views and sentiments of our stockholders, implement any necessary changes to our executive compensation program and further evaluate the effectiveness of any modifications or other changes to our executive compensation program. Holding this advisory vote more frequently than every three years could render the vote less meaningful by not allowing enough time for our Company to fully respond to the advisory vote and for our stockholders to evaluate the effectiveness of this response before the next vote occurs.

Vote Required

The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be deemed to be the frequency preferred by our stockholders.

While our Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead being asked to indicate their preference, on an advisory basis, as to whether non-binding advisory votes on the compensation of our named executive officers should be held every one year, two years or three years.

Our Board of Directors and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our Board of Directors or our Company, our Board of Directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “THREE YEARS.”

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2017, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors and the director nominee;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or other rights held by such person that are exercisable within 60 calendar days of March 31, 2017, but excludes shares of common stock underlying options or other rights held by any other person. Percentage of beneficial ownership is based on 4,437,461 shares of common stock outstanding as of March 31, 2017.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Royce & Associates, LLC (1)	347,352	7.8%
ENEL Investment Holding BV (2)	300,000	6.8%
Directors and Executive Officers:
Armas Clifford Markkula, Jr. (3) (4)	186,703	4.2%
Ronald A. Sege (3) (5)	97,251	2.2%
Robert R. Maxfield (3) (6)	46,398	1.0%
Robert J. Finocchio, Jr. (3) (7)	25,500	*
Alicia J. Moore (3)	24,376	*
Christopher Jodoin (3)	18,303	*
Betsy Rafael (3)	10,000	*
All directors and Section 16 executive officers as a group (10 persons) (3)	472,903	10.2%

*	Less than 1%.
(1)	The number of shares beneficially owned is as reported in a Schedule 13G/A filed by Royce & Associates, LLC with the SEC on January 6, 2017. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.
(2)	Affiliate of Enel S.p.A. The number of shares beneficially owned is as reported in a Schedule 13D filed by Enel S.p.A. with the SEC on September 21, 2000. The principal address is Herengracht 471, 1017 BS Amsterdam, The Netherlands.
(3)	Includes, for the applicable director or executive officer, the following shares exercisable within 60 days of March 31, 2017 upon the exercise of options, performance shares and/or SARs, as shown in the table below. The number of shares issued upon the exercise of SARs will be reduced at the time of exercise by (i) a number of shares sufficient to cover the grant price times the number of shares with respect to which the SAR is being exercised plus (ii) a number of shares sufficient to cover the amount of certain minimum withholding taxes due at the time of exercise. The number of shares withheld to cover the grant price and withholding taxes will be calculated based on the fair market value of our common stock on the date of exercise.

Name	Options	Performance Shares	SARs
Armas Clifford Markkula, Jr.	9,000	—	—
Ronald A. Sege	47,000	—	25,000
Robert R. Maxfield	9,000	—	—
Robert J. Finocchio, Jr.	9,000	—	—
Alicia J. Moore	21,666	—	—
Christopher Jodoin	14,435	467	—
Betsy Rafael	9,000	—	—
All directors and executive officers as a group	167,311	5,800	25,000

(4)	Includes 165,511 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 12,192 shares held by the Markkula Family Limited Partnership. Mr. Markkula and his spouse disclaim beneficial ownership of all but 2,750 of the shares held by the Markkula Family Limited Partnership.
(5)	Includes 20,764 shares held by R. A. Sege & E. Sege Co-TTEE Ronald A. and Eugenia Sege TR U/T/A DTD 10/19/2010.
(6)	Includes 37,398 shares held by Robert R. Maxfield, Trustee UA DTD 12/14/87.
(7)	Includes 16,500 shares held by the Robert J. and Susan H. Finocchio Family Trust dated January 9, 1990.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

The decisions with respect to our fiscal 2016 executive officer compensation, including the compensation of our named executive officers, are made by the Compensation Committee, in consultation with our Chief Executive Officer (except with respect to his own compensation) and Compensia, an independent compensation consultant within the meaning of the rules of the SEC and NYSE. Compensia was engaged by the Compensation Committee pursuant to the authority delegated under its charter and serves at the discretion of the Compensation Committee.

The Compensation Committee believes that our Chief Executive Officer has valuable insight into contributions and efforts of our executive officers. Our Chief Executive Officer sets individual performance objectives for each executive officer (other than himself) at the beginning of each calendar year and reviews the performance of our executive officers throughout the year and during an annual review process following the end of the calendar year. He then presents his findings to the Compensation Committee, together with recommendations for their compensation arrangements. At the direction of the Compensation Committee, Compensia provides input on a broad range of executive compensation matters by evaluating ad hoc market data and other factors related to similarly situated companies.

The Compensation Committee makes the final decisions with respect to all executive officer compensation decisions.

Summary Compensation Table

The following table shows compensation information for the fiscal years ended December 31, 2016 and December 31, 2015 for the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald A. Sege (2)	2016	400,000	—	234,900	116,768	226,867	—	—	978,535
Chairman of the Board, Chief Executive Officer and President	2015	400,000	—	54,660	107,342	480,070	—	—	1,042,072
Alicia J. Moore (3)	2016	305,000	—	125,280	62,276	59,106	—	—	551,662
Senior Vice President, Chief Legal and Administration	2015	305,000	—	18,220	35,781	115,204	—	—	474,205
Officer and Secretary Christopher Jodoin (4)	2016	250,000	40,000	109,620	54,492	47,572	—	—	501,684
Senior Vice President of Operations and Planning	2015	—	—	—	—	—	—	—	—

(1)	Amounts shown do not reflect compensation actually received by the named executive officers. Instead, the amounts shown are the grant date fair value of the stock awards (disregarding an estimate of forfeitures) as determined in accordance with FASB ASC Topic 718, which were recognized for financial statement purposes. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017. These amounts do not correspond to the actual values that will be recognized by the named executive officers.
(2)	Mr. Sege has served as President and Chief Executive Officer of Echelon (the “Principal Executive Officer” or “PEO”) since August 19, 2010 and as Chairman of the Board since October 12, 2011. See Executive Compensation – Executive Employment Arrangements for a description of the material terms of Mr. Sege’s employment agreement.
(3)	Ms. Moore has served as Senior Vice President, General Counsel and Secretary since July 2013 and as Chief Legal and Administration Officer of Echelon since April 2015.

(4)	Mr. Jodoin has served as Senior Vice President of Operations and Planning of Echelon since January 2016.

Non-Equity Incentive Plan Compensation

Our executive officers, including our named executive officers, participated in our 2016 Management Incentive Plan (the “2016 MIP”). The 2016 MIP bonus pool funds based on achievement of specified revenue targets (37.5%), Non-GAAP operating income or loss (37.5%), as well as key management-based objectives (MBOs) that were designed to recognize contributions made by function in support of the corporate business plan, and other short and long term objectives to create value in our business (25%). The 2016 MIP bonus targets are set relative to each named executive officer’s total compensation, with such variable compensation a critical component of compensation for each individual upon hiring. For 2016, Mr. Sege’s target bonus opportunity was $400,000, Ms. Moore’s target bonus opportunity was $95,000, and Mr. Jodoin’s target bonus opportunity was $85,000. In order to qualify for partial payment on any metric, certain thresholds must be met. If we were to surpass our target metrics, a 2016 MIP participant could have been awarded a bonus payment of up to a maximum of 150% of his or her individual target bonus amount.

The Compensation Committee determined that we achieved 0% of our revenue target under the 2016 MIP and 99.2% of our Non-GAAP operating income (loss) target under the 2016 MIP. To evaluate achievement of the MBOs, the CEO and Compensation Committee assessed the performance of each participant, including each named executive officer other than the CEO, against his or her MBOs for the discretionary portion of the 2016 MIP. The Compensation Committee determined achievement against the MBOs as follows: Alicia J. Moore (100%) and Christopher Jodoin (75%). The Compensation Committee evaluated Mr. Sege’s performance under the discretionary portion of the 2016 MIP, and determined to award his bonus based on the average percentage attainment of the discretionary MBOs of all persons participating in the 2016 MIP, which resulted in a 78% achievement.

Bonus payments were paid to the named executive officers participating in the 2016 MIP based on the achievement levels under the 2016 MIP and in the amounts that are set forth in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table.

Executive Employment Arrangements

Chief Executive Officer. We entered into an employment agreement with Mr. Sege effective August 19, 2010. The compensation payable to Mr. Sege under the employment agreement is described above, and his post-employment compensation arrangements are described in the following section. If we either terminate Mr. Sege’s employment for any reason other than “cause” or Mr. Sege resigns for “good reason” (either event being an “Involuntary Termination”), then subject to his execution of a release of claims in favor of our Company which subsequently becomes effective, he will be entitled to receive: (a) a lump sum payment equal to the sum of 12 months of his then-current base salary plus an amount equal to the pro-rata portion of his then-current target bonus; (b) up to 18 months of COBRA reimbursement; and (c) 12 months vesting acceleration of his then outstanding and unvested equity awards other than any performance-based restricted stock award. Under Mr. Sege’s employment agreement, in the event our Company experiences a change in control and he is subject to an Involuntary Termination (not for cause) during the three month period prior to the change in control or following the change in control, then subject to his execution of a release of claims in favor of our Company that subsequently becomes effective, he would be entitled to receive: (x) a lump sum payment equal to 18 months of his base salary and target annual bonus (based on the average annual bonus paid over the last two years or the current target annual bonus, whichever is higher); (y) up to 18 months of COBRA reimbursement; and (z) 100% vesting acceleration of outstanding and unvested equity awards (including at the target levels for any outstanding and unvested performance-based awards).

Other Executive Officers. The Compensation Committee approved our Company entering into individual severance agreements with certain individuals reporting to our Chief Executive Officer with operational responsibility over particular critical functions including the named executive officers. Pursuant to this authorization, our Company entered into agreements with Alicia J. Moore, Senior Vice President, Chief Legal and Administration Officer, and Christopher Jodoin, Senior Vice President Operations and Planning.

Each of these agreements has a term of four years from its effective date, which terms renew automatically for additional two year periods, and provide cash severance benefits for nine months in the event of non-fault involuntary terminations, or 12 months in the event of a change in control of our Company, respectively, as defined in the respective agreements, in either case conditioned upon execution and non-revocation of a release and continued compliance with our Company’s proprietary information agreement. The severance benefits include payment of base salary and an amount equal to twice the monthly COBRA premium that would be required to continue group health, dental and vision coverage for the a period equivalent to the severance payments.

Outstanding Equity Awards at 2016 Fiscal Year-End

The table below shows all outstanding equity awards held by the named executive officers at the end of our fiscal year ended December 31, 2016.

	Option Awards							Stock Awards
		Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (15)
Name	Grant Date	Exercisable		Unexercisable
Ronald A. Sege	8/19/2010	25,000	(1)	—		74.60	8/19/2017	—		—
	6/11/2012	15,000	(2)	—		31.70	6/11/2022	—		—
	6/10/2013	9,000	(3)	3,000	(3)	23.70	6/10/2023	—		—
	6/12/2015	18,000	(4)	6,000	(4)	9.11	6/12/2025	—		—
	9/28/2016	—		45,000	(5)	5.22	9/28/2026	—		—
	6/10/2013	—		—		—	—	750	(6)	3,525
	6/12/2015	—		—		—	—	3,000	(7)	14,100
	9/28/2016	—		—		—	—	45,000	(8)	211,500

Alicia J. Moore	8/12/2013	13,500	(9)	4,500	(9)	22.40	8/12/2023	—		—
	6/12/2015	6,000	(4)	2,000	(4)	9.11	6/12/2025	—		—
	9/28/2016	—		24,000	(5)	5.22	9/28/2026	—		—
	8/12/2013	—		—		—	—	1,125	(10)	5,288
	6/12/2015	—		—		—	—	1,000	(11)	4,700
	9/28/2016	—		—		—	—	24,000	(8)	112,800

Christopher Jodoin	6/11/2012	1,500	(2)	—		31.70	6/11/2022	—		—
	6/10/2013	1,380	(3)	460	(3)	23.70	6/10/2023	—		—
	4/10/2015	3,111	(12)	2,489	(12)	9.60	4/10/2025	—		—
	6/12/2015	6,000	(4)	2,000	(4)	9.11	6/12/2025	—		—
	9/28/2016	—		21,000	(5)	5.22	9/28/2026	—		—
	6/10/2013	—		—		—	—	115	(13)	541
	4/10/2015	—		—		—	—	933	(14)	4,385
	6/12/2015	—		—		—	—	1,000	(11)	4,700
	9/28/2016	—		—		—	—	21,000	(8)	98,700

(1)	This SAR was subject to vesting at the rate of one-fourth of the shares on August 19, 2011 and each one-year anniversary thereafter, subject to continued employment with our Company.
(2)	This stock option was subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our Company.

(3)	This stock option is subject to vesting at the rate of one-fourth of the shares on June 10, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company.
(4)	This stock option is subject to vesting at the rate of 50% of the shares on June 12, 2016 and 1/24th of the shares each month thereafter, subject to continued employment with our Company.
(5)	This stock option is subject to vesting at the rate of 50% of the shares on September 28, 2017 and 1/24th of the shares each month thereafter, subject to continued employment with our Company.
(6)	This performance share grant was originally for 3,000 shares and subject to vesting at the rate of one-fourth of the shares on June 10, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2016, 2,250 of such performance shares have been released.
(7)	This performance share grant was originally for 6,000 shares and subject to vesting at the rate of 50% of the shares on June 12, 2016 and June 12, 2017, subject to continued employment with our Company. As of December 31, 2016, 3,000 of such performance shares have been released.
(8)	This performance share grant is subject to vesting at the rate of 50% of the shares on September 28, 2017 and September 28, 2017, subject to continued employment with our Company.
(9)	This stock option is subject to vesting at the rate of one-fourth of the shares on August 12, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company.
(10)	This performance share grant was originally for 4,500 shares and subject to vesting at the rate of one-fourth of the shares on August 12, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2016, 3,375 of such performance shares have been released.
(11)	This performance share grant was originally for 2,000 shares and subject to vesting at the rate of 50% of the shares on June 12, 2016 and June 12, 2017, subject to continued employment with our Company. As of December 31, 2016, 1,000 of such performance shares have been released.
(12)	This stock option is subject to vesting at the rate of one-third of the shares on April 10, 2016 and 1/36th of the shares each month thereafter, subject to continued employment with our Company.
(13)	This performance share grant was originally for 460 shares and subject to vesting at the rate of one-fourth of the shares on June 10, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2016, 345 of such performance shares have been released.
(14)	This performance share grant was originally for 1,400 shares and subject to vesting at the rate of one-third of the shares on April 10, 2016 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2016, 467 of such performance shares have been released.
(15)	The market value is based on the $4.70 per share closing price of our common stock on December 30, 2016, the last market trading day in 2016.

Option Exercises and Stock Vested for Fiscal 2016

The table below shows all stock options and SARs exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Ronald A. Sege	—	—	4,687	22,546
Alicia J. Moore	—	—	2,125	10,389
Christopher Jodoin	—	—	1,582	7,913

(1)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

Potential Payments Upon Termination or Change in Control

In June 2008, our Board of Directors approved modifications to the forms of equity award agreements under our 1997 Stock Plan. Under these modifications, and in the equity award agreements under the 2016 Equity Incentive Plan and 2016 Inducement Equity Incentive Plan, respectively (collectively, the “Plans”), if, following a qualifying “change in control” (as defined in the respective Plan), the employment status of an employee at the level of Vice President or above is terminated as a result of an “involuntary termination” (as defined in the respective Plan) within 12 months following the change in control, such employee will fully vest in and have the right to exercise all then-outstanding stock awards and options. Our Board of Directors made this decision to reflect common practice among comparable situated companies in the Silicon Valley, following a review of such practices and input from our Company’s outside counsel.

In addition, we have entered into employment agreements with our named executive officers that provide for certain payments to the named executive officers in connection with certain terminations of service with our Company. For more information, see Executive Compensation – Executive Employment Arrangements.

Other Employee Benefits and Perquisites

We offer a number of other benefits to our employees, including our executive officers, including vacation, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, and employee assistance programs.

Retirement Plans

We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. We do not offer a matching contribution in the 401(k) Plan, nor do we offer any other pension program, except as mandated by local laws.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 about our equity compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1)	687,036	$9.853	(2)	502,825
Equity compensation plans not approved by security holders (3)	150,000	1.892	(4)	100,000

Total	837,036	$8.427	(5)	602,825

(1)	Consists of securities issuable under our 2016 Equity Incentive Plan.
(2)	The weighted average exercise price reflects the issuance of 241,163 performance shares, for which no consideration will be paid upon exercise. The weighted average exercise price for the remaining securities to be issued upon exercise of outstanding options, warrants and rights (445,873 shares) is $15.183.
(3)	Consists of securities issuable under our 2016 Inducement Equity Incentive Plan.
(4)	The weighted average exercise price reflects the issuance of 90,000 performance shares, for which no consideration will be paid upon exercise. The weighted average exercise price for the remaining securities to be issued upon exercise of outstanding options, warrants and rights (60,000 shares) is $4.73.
(5)	The weighted average exercise price reflects the issuance of 331,163 performance shares, for which no consideration will be paid upon exercise. The weighted average exercise price for the remaining securities to be issued upon exercise of outstanding options, warrants and rights (505,873 shares) is $13.944.

Policies and Procedures with Respect to Related Party Transactions

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities. Our Corporate Governance Guidelines require our directors to take a proactive, focused approach to their position and to set standards that ensure our Company is committed to business success through the maintenance of the highest standards of responsibility and ethics. Our Board of Directors recognizes that related party transactions can present heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Echelon’s preference to avoid related party transactions.

The charter of our Audit Committee requires that the members of the Audit Committee, all of whom are independent directors, review and approve in advance all related party transactions for which approval is required under applicable law. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which our Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of Echelon;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•	any person who is an immediate family member (as defined in Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest in our common stock.

Certain Relationships

Agreements with ENEL

In June 2000, we entered into a stock purchase agreement with Enel pursuant to which Enel purchased 300,000 newly issued shares of our common stock for $130.7 million. The closing of this stock purchase occurred on September 11, 2000. At the closing, Enel had agreed that it would not, except under limited circumstances, sell or otherwise transfer any of those shares for a specified time period. That time period expired September 11, 2003. To our knowledge, Enel has not disposed of any of its 300,000 shares. Under the terms of the stock purchase agreement, Enel has the right to nominate a member of our Board of Directors. A representative of Enel is not presently serving on our Board of Directors; however, Livio Gallo, a representative of Enel, served on our Board of Directors from June 30, 2011 until his resignation from our Board of Directors on March 14, 2012.

At the time we entered into the stock purchase agreement with Enel, we also entered into a research and development agreement with an affiliate of Enel (the “R&D Agreement”). Under the terms of the R&D Agreement, we cooperated with Enel to integrate our LONWORKS technology into Enel’s remote metering management project in Italy, the Contatore Elettronico. We completed the sale of our components and products for the deployment phase of the Contatore Elettronico project during 2005. In October 2006, we entered into two agreements with Enel, a development and supply agreement and a software enhancement agreement. Under the development and supply agreement, Enel purchased metering kit and data concentrator products from us. Under the software enhancement agreement, which was transferred to S&T as part of the sale of the Grid division in September 2014, we were providing software enhancements to Enel for use in its Contatore Elettronico system. Revenues recognized from sales to Enel during the years ended December 31, 2016, 2015, and 2014, respectively, related primarily to shipments under the development and supply agreement. The development and supply agreement expired in March 2016.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Information

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2016.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits our directors and executive officers from hedging and pledging securities of our Company.

No Incorporation by Reference

In Echelon’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of our Board of Directors” contained in this Proxy Statement specifically are not incorporated into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Available Information

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 without charge by sending a written request to Echelon Corporation, 2901 Patrick Henry Drive, Santa Clara, California 95054, Attention: Investor Relations. The annual report is also available online at www.echelon.com or the SEC’s website at www.sec.gov.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm, Armanino LLP, is responsible for expressing an opinion on the conformity of our fiscal year 2016 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and Armanino LLP to help give the Audit Committee comfort in connection with its review.

2. The Audit Committee has discussed with Armanino LLP the matters required to be discussed by the Statement on the Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board.

3. The Audit Committee has received the written disclosures and the letter from Armanino LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Armanino LLP’s communications with the Audit Committee concerning independence, and has discussed with Armanino LLP the independence of Armanino LLP.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be viewed at the Investor Relations section of our website at www.echelon.com. Each of the members of the Audit Committee is independent as defined under the NASDAQ listing standards.

Audit Committee

Robert J. Finocchio, Jr., Chairman
Robert R. Maxfield
Betsy Rafael

OTHER MATTERS

As of the date hereof, our Board of Directors is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares they represent as our Board of Directors recommends or as they otherwise deem advisable.

THE BOARD OF DIRECTORS

Santa Clara, California

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Echelon Corporation c/o Computershare 480 Washington Blvd. Jersey City, NJ 07310 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Di rectors recommends you vote FOR the following : For Withhold for All to withhold authority to vote for any All Except individual nominee(s) , mark “For All Except” and write the number(s) of the nominee(s) on the 1ine below. 1. Election of Directors Nominees 01 Ronal d A. Sage The Board of Di rectors recommends you vote FOR proposal s 2 and 3. 2. To ratify the appointment of Armani no LLP as our independent registered public accounting firm for the fiscal Year ending December 31, 2017. 3. To approve, on an advisory basis, the compensation of our named executive officers. The Board of Di rectors recommends you vote 3 YEARS on the following proposal: 4. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers. For Against Abstain 3 years 2 years 1 year Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full Title as such. Joint owners should each sign personally. All holders must Sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com ECHELON CORPORAION 2017 Annual Meeting of Stockholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECHELON CORPORATION The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2017, and hereby appoints Alicia J. Moore and C. Michael Marszewski, and each of them, proxy and attomey-in-fact, with full power to each of substitution , on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of Echelon Corporation to be held on Tuesday, May 23, 2017, at 10:00 a.m. Pacific Time, at 2901 Patrick Henry Drive, Santa Clara, California 95054, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjoumment(s) thereof. This proxy will he voted as directed, or , if no direction is given, will he voted “FOR” the nominee listed in Proposal!, “FOR” Proposals 2 and 3, and “3 YEARS” on Proposal 4. Continued and to be signed on reverse side